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                                                                    EXHIBIT 23.3

                           [LETTERHEAD APPEARS HERE]





                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



       We hereby consent to (i) the use in the Prospectus (the "Prospectus") constituting a part of the Registration Statement on Form S-1 Amendment Number 4 filed by Miller Exploration Company, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), and each amendment to such Registration Statement, of information contained in our reserve reports relating to the oil and gas reserves and revenue, as of December 31, 1996, and September 30, 1997, of certain interests of the Company and the information derived from such reports, (ii) the inclusion of a summary of such reserve report as of September 30, 1997 as Appendix A to such Prospectus, (iii) all references to such summary, reports, and this firm in such Prospectus, and further consent to our being named as an expert therein, and (iv) the incorporation of this consent in any Registration Statement and each amendment thereto filed for the same offering pursuant to Rule 462(b) under the Act.


                                    S. A. HOLDITCH & ASSOCIATES, INC.


                                    /s/ W. Denton Copeland, P.E.
                                    ----------------------------
                                    W. Denton Copeland, P.E.
                                    Vice President



New Orleans, Louisiana
January 28, 1998